================================================================================

                                 LOAN AGREEMENT


                          Dated as of November 12, 1998


                                 by and between


                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                             a Delaware corporation
                                   ("Lender")


                                       and


                           UGLY DUCKLING CORPORATION,
                             a Delaware corporation
                                  ("Borrower")


                         $15,000,000 Collateralized Loan


================================================================================

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I

DEFINITIONS....................................................................1
1.1      Defined Terms.........................................................1
1.2      Other Interpretive Provisions........................................10
1.3      Accounting Principles................................................11
1.4      Times................................................................11

ARTICLE II

THE LOAN......................................................................11
2.1      The Loan.............................................................11
2.2      Payment Upon Collections.............................................11
2.3      Payment Upon Maturity................................................12
2.4      Interest.............................................................12
2.5      Voluntary Prepayments................................................12
2.6      Application of Payments..............................................12
2.7      Prepayment...........................................................13
2.9      Fees and Interest....................................................13
2.10     Payments by Borrower.................................................13

ARTICLE III

SECURITY AGREEMENT AND COLLATERAL.............................................14
3.1      Security for Obligations.............................................14
3.2      Security Documents...................................................14
3.3      Lender's Duty Regarding Collateral...................................14
3.4      Borrower's Duties Regarding Collateral...............................14
3.5      Power of Attorney....................................................15
3.6      Collateral Inspections...............................................16

ARTICLE IV

CONDITIONS PRECEDENT; TERM OF AGREEMENT.......................................16
4.1      Conditions Precedent.................................................16
4.2      Receipt of Documents. ...............................................16
4.3      Term.................................................................17
4.4      Effect of Termination................................................18

ARTICLE V

REPRESENTATIONS AND WARRANTIES................................................18
5.1      No Encumbrances......................................................18
5.2      Location of Chief Executive Office; FEIN.............................18
5.3      Due Organization and Qualification; Subsidiaries.....................18
5.4      Due Authorization: No Conflict.......................................19
5.5      Litigation...........................................................20
5.6      Financial Statements; No Material Adverse Change.....................20
5.7      Securitization Documents.  ..........................................20
5.8      ERISA................................................................20
5.9      Environmental and Safety Matters.....................................20
5.10     Tax Matters..........................................................21

ARTICLE VI

AFFIRMATIVE COVENANTS.........................................................21
6.1      Financial Statements and Other Documents.............................21
6.2      Inspection of Property...............................................22
6.3      Default Disclosure...................................................22
6.4      Notices to Lender....................................................22
6.5      Books and Records....................................................23
6.6      Compliance and Preservation..........................................23
6.7      Perfection of Liens..................................................23
6.8      Cooperation..........................................................23

ARTICLE VII

NEGATIVE COVENANTS............................................................24
7.1      Liens................................................................24
7.2      Indebtedness.........................................................24
7.3      Restrictions on Fundamental Changes..................................24
7.4      Disposal of Collateral...............................................24
7.5      Change Name..........................................................24
7.6      Amendments...........................................................24
7.7      Change of Control....................................................24
7.8      Distributions........................................................24
7.9      Standing Dividend Resolutions........................................25
7.10     Change in Location of Chief Executive Office.........................25
7.11     No Prohibited Transactions Under ERISA...............................25
7.12     Stock Buyback Program................................................26
7.13     Verde Subordinated Debt..............................................26

ARTICLE VIII

EVENTS OF DEFAULT/REMEDIES....................................................26
8.1      Event of Default.....................................................26
8.2      Lender's Rights and Remedies.........................................27

ARTICLE IX

MISCELLANEOUS.................................................................28
9.1      Amendments and Waivers...............................................28
9.2      Notices..............................................................29
9.3      No Waiver: Cumulative Remedies.......................................30
9.4      Costs and Expenses...................................................30
9.5      Indemnity............................................................30
9.6      Marshaling: Payments Set Aside.......................................31
9.7      Successors and Assigns...............................................31
9.8      Set-off..............................................................31
9.9      Counterparts.........................................................31
9.10     Severability.........................................................32
9.11     No Third Parties Benefited...........................................32
9.12     Time.................................................................32
9.13     Governing Law and Jurisdiction.......................................32
9.14     Entire Agreement.....................................................33
9.15     Interpretation.......................................................33
9.16     Assignment...........................................................33
9.17     Revival and Reinstatement of Obligations.............................33

                             SCHEDULES AND EXHIBITS

Schedule A                 Borrower's Subsidiaries

Schedule B                 Warrants, Options, etc.

Schedule C                 Litigation

Schedule D                 Exceptions to Financial Statements

Schedule E                 Permitted Liens

Schedule F                 Class B Certificates

Schedule G                 Subordinated Indebtedness

Exhibit A                  UCC-1 Financing Statement(s)

Exhibit B                  UDRC and UDRCII Securitization Documents

                                 LOAN AGREEMENT


     This LOAN AGREEMENT (the "Agreement"), is entered into as of November 12, 1998, between GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation ("Lender"), with a place of business located at 600 Steamboat Road, Greenwich, Connecticut 06830 and UGLY DUCKLING CORPORATION, a Delaware corporation ("Borrower"), with a place of business located at 2525 East Camelback Road, Suite 500, Phoenix, Arizona 85016.

     Lender has agreed to make to Borrower a collateralized loan (the "Loan") upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     I.1 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of twenty percent (20%) or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person. In no event shall Lender be deemed an "Affiliate" of Borrower.

     "Agreement" means this Loan Agreement, as amended, supplemented or modified from time to time in accordance with the terms hereof.

     "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel.

     "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.ss. 101 et seq.), as amended, and any successor statute.












                                    Page - 1

     "Bond Insurance Policy" shall mean a financial guaranty or financial insurance policy issued by MBIA Corp. or any of its Affiliates or any other financial guarantor in respect of one or more classes of investor certificates or other interests issued by a Securitization Trust.

     "Borrower's Books" means all of Borrower's books and records including: ledgers, records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral and the assets of any Subsidiaries of Borrower) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

     "Business Day" means any day other than a Saturday, Sunday or national holiday.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (49 U.S.C. Section 9601, et seq.).

     "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes, after the date of this Agreement, the "beneficial owner" (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934), directly or indirectly, of more than 25% of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors.

     "Closing Date" means the date on which all conditions precedent set forth in Section 4.1 are either satisfied or waived by Lender and Lender makes the Loan.

     "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     "Collateral"  means all of the  outstanding  capital stock of UDRC and UDRC
II.

     "Collections" means all proceeds of, payments or other distributions of principal, interest or other amounts on, and other amounts received by or on behalf of Borrower in respect of the Collateral, including all amounts paid to Lender pursuant to the UDRC Dividend Direction Letter and the UDRC II Dividend Direction Letter.

     "Debt" or "Indebtedness" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes, matured reimbursable obligations under letters of credit or other similar instruments, (iii)
obligations to pay the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business, (iv)
obligations as lessee under leases that shall have been or should be, in accordance with GAAP recorded as capital leases, (v) obligations under direct or








                                    Page - 2
indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv), and (vi) liabilities in respect of unfunded vested benefits under Pension Plans covered by Title IV of ERISA.

     "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Event of Default.

     "Dollars", "dollars" and "$" each mean lawful money of the United States.

     "Environmental and Safety Laws" means all Federal, state and local laws, regulations and ordinances, relating to the discharge, handling, disposition or treatment of Hazardous Materials and other substances or the protection of the environment or of employee health and safety, including CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 7401, et seq.), the Clean Air Act (42 U.S.C. Section 7401, et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act (29 U.S.C.
Section 651, et seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. Section 11001, et seq.), each as the same may be amended and supplemented.

     "Environmental Liabilities and Costs" means, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, contribution, cost recovery, costs and expenses (including all fees, disbursements and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, permit, order or agreement with any Federal, state or local governmental authority or other Person, arising from environmental, health or safety conditions, or the release or threatened release of a contaminant, pollutant or Hazardous Material into the environment, resulting from the operations of such Person or its subsidiaries, or breach of any Environmental and Safety Law or for which such Person or its subsidiaries is otherwise liable or responsible.

     "Equity Interests" means, with respect to a Person, any common stock, preferred stock, partnership interest (whether general or limited) or other equity or participating interest in such Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

     "Event of Default"  means any of the events or  circumstances  specified in
Section 8.1.

     "FEIN" means Federal Employer Identification Number.







                                    Page - 3

     "Financing Statements" means the Financing Statements on Form UCC-1 together with an attachment thereto in the form attached hereto as Exhibit A, to perfect the security interests in the Collateral pursuant to the provisions of
Article III that can be perfected by filing.

     "Fiscal Quarter" means a fiscal quarter of Borrower.

     "Fiscal Year" means a fiscal year of Borrower.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

     "GECC" means General Electric Capital Corporation, a New York corporation.

     "GECC Agreement" shall mean the Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement, dated as of August 15, 1997, by and between Borrower, GECC and certain other parties thereto, as such agreement may be amended from time to time.

     "Governing   Documents"  means,   with  respect  to  Borrower,   Borrower's
certificate of incorporation and bylaws.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity, body, authority, bureau, department or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Hazardous Materials" means (a) any material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances" or any other formulations intended to define, list or classify substances by reason of their deleterious properties,
(b) any oil, petroleum or petroleum derived substance, (c) any flammable substances or explosives, (d) any radioactive materials, (e) asbestos in any form, (f) electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, (g) pesticides or (h) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental agency or authority or which may or could pose a hazard to the health and safety of persons in the vicinity thereof.









                                    Page - 4

     "Indemnified Liabilities" has the meaning specified in Section 9.5.

     "Indemnified Person" has the meaning specified in Section 9.5.

     "Initial Principal Amount" means the amount of Fifteen Million Dollars ($15,000,000).

     "Interest Accrual Period" shall mean the one-month period from and including a Payment Date to the close of business on the day preceding the next Payment Date, except that the first Interest Accrual Period shall commence on the Closing Date and end at the close of business on the day preceding the Payment Date.

     "Lender Costs" or "Lender Expenses" means all: (a) costs or expenses (including taxes and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Lender; (b) reasonable out-of-pocket fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation and UCC searches and including searches with the patent and trademark office, the copyright office or the department of motor vehicles), filing, recording, publication, appraisals, due diligence, actual out-of-pocket costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise); (c) actual out-of-pocket charges paid or incurred by Lender resulting from the dishonor of checks; (d) reasonable out-of-pocket costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; (e) reasonable costs and expenses paid or incurred by Lender in examining Borrower's Books; (f) reasonable out-of pocket costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with Borrower; and (g) Lender's reasonable Attorney Costs incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing, defending, or concerning the Loan Documents, irrespective of whether suit is brought.

     "LIBOR" shall mean, with respect to an Interest Accrual Period, the rate per annum equal to the rate appearing on Bloomberg on the first day of such Interest Accrual Period, for the one-month term corresponding to such Interest Accrual Period, or if such rate shall not be so quoted then the applicable rate appearing at page 3750 of the Telerate Screen on the first day of such Interest Accrual Period, or if neither such rate shall be so quoted, the rate per annum at which Lender is offered Dollar deposits at or about 11:00 a.m., New York City time, on such date by prime banks in the interbank eurodollar market where the








                                    Page - 5
eurodollar and foreign currency exchange operations of Lender are then being conducted, for delivery on the first day of such Interest Accrual Period for the number of days in such Interest Accrual Period, and in an amount comparable to the amount of the Loan on such day.

     "Lien or Encumbrance"or "Liens and Encumbrances" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing.

     "Loan Documents" means this Agreement, the Stock Pledge Agreement, the UDRC Dividend Direction Letter, the UDRC II Dividend Direction Letter, the Financing Statements, and all documents delivered to Lender in connection therewith.

     "Material Adverse Change" or "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, properties, condition (financial or otherwise) or prospects of Borrower or an Affiliate of Borrower, (b) the ability of Borrower to perform under any Loan Document and avoid any Event of Default, or (c) the legality, validity, binding effect or enforceability of any Loan Document.

     "Maturity Date" shall mean the date that is three hundred sixty-four (364) days following the Closing Date, unless such date is not a Business Day, in which case the Maturity Date shall be the immediately preceding Business Day.

     "Obligations" means all Debt, advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

     "Outstanding Principal Amount" means the Initial Principal Amount minus all amounts applied to the repayment of the Loan pursuant to Section 2.6(c).

     "Payment Date" shall mean the 15th day of each month during the term of this Agreement.

     "Permitted Liens" means (a) Liens held by Lender and (b) each lien existing at or prior to the date of this Agreement that is identified on Schedule E to this Agreement.







                                    Page - 6

     "Person" means a natural person, partnership, corporation, business trust, joint stock company, trust, unincorporated association, limited liability company, joint venture or Governmental Authority.

     "Repayment Date" means the earlier of (i) the Maturity Date or (ii) the date that the Outstanding Principal Amount of the Loan outstanding hereunder, together with all accrued interest in respect thereof and all other Obligations, has been reduced to zero.

     "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "Responsible Officer" means the chief executive officer or the president of Borrower, or any other officer having substantially the same authority and responsibility or, with respect to financial matters, the chief financial officer or the treasurer of Borrower, or any other officer having substantially the same authority and responsibility.

     "Security Documents" means the writings described in Article III hereof, as they may hereafter be amended, modified and/or supplemented, and all other writings now or hereafter executed to create, evidence and/or perfect any Lien(s) to secure the Loan or any portion(s) thereof.

     "Securitization Default" means any default or event of default, or event or occurrence which, with the passage of time or the giving of notice or both, would become a default or event of default, by UDRC, UDRC II or any seller to UDRC or UDRC II in their respective obligations under the UDRC Securitization Documents or the UDRC II Securitization Documents, which has not been cured within any applicable period thereunder.

     "Securitization Trust" shall mean any trust formed pursuant to a purchasing agreement or a pooling and servicing agreement specified on Exhibit B hereto or contemplated in clause (iii) of the definitions of UDRC Securitization Documents and UDRC II Securitization Documents.

     "Stock Pledge Agreement" means that certain Stock Pledge Agreement, dated as of the date hereof, among UDCS as Pledgor, Borrower and Lender, pursuant to which UDCS grants Lender a security interest in one hundred percent (100%) of the issued and outstanding capital stock of each of UDRC and UDRC II.

     "Subordinated Debt" shall mean the Debt set forth on Schedule G and any Debt incurred after the date hereof as to which the repayment of principal and interest is subordinated to repayment of the Loan pursuant to subordination provisions that have been approved in writing by Lender.









                                    Page - 7

     "Subsidiary" of a Person means a corporation, partnership, limited liability partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability partnership, limited liability company, or other entity.

     "Tangible Net Worth" of Borrower shall mean the total of Borrower's and its consolidated Subsidiaries' shareholders' equity (including capital stock, additional paid-in capital and retained earnings) plus Subordinated Debt of Borrower and its consolidated Subsidiaries, less (i) the total amount of all Indebtedness owing to Borrower from its consolidated Subsidiaries, Affiliates, shareholders, officers or employees, and (ii) the total amount of any intangible assets of Borrower and its consolidated Subsidiaries, including unamortized discounts, deferred charges and goodwill.

     "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible, ad valorem, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax or other governmental charge of any kind whatsoever, including any interest, penalty or additions thereto.

     "Trustee" means Harris Trust and Savings Bank.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Arizona, and in any and all other states in which Borrower and/or any of its Subsidiaries conduct, or are authorized to conduct business.

     "UDCC" means Ugly Duckling Credit Corp., an Arizona corporation formerly known as Champion Acceptance Corporation.

     "UDCS" means Ugly Duckling Car Sales and Finance Corporation, an Arizona corporation formerly known as Duck Ventures, Inc.

     "UDRC" shall mean Ugly Duckling Receivables Corp., a Delaware corporation.

     "UDRC II" shall means Ugly Duckling Receivable Corp. II, a Delaware corporation.

     "UDRC Class B Certificates" shall mean the issued and outstanding Class B Certificates issued by each Securitization Trust with respect to which UDRC is the seller, including those set forth on Schedule F, which constitute all of the UDRC Class B Certificates in existence on the Closing Date.







                                    Page - 8

     "UDRC II Class B Certificates" shall mean the currently issued and outstanding, and all further issued and then outstanding, Class B Certificates issued by each of Securitization Trust with respect to which UDRC II is the seller, including those set forth on Schedule F, which constitute all of the UDRCII Class B Certificates in existence on the Closing Date.

     "UDRC Dividend Direction Letter" means the letter dated November __, 1998 in which Lender, UDRC, UDCC and Trustee agree that Trustee shall pay all distributions in respect of the UDRC Class B Certificates directly to Lender.

     "UDRC II Dividend Direction Letter" means the letter dated November __, 1998 in which Lender, UDRC II, UDCC and Trustee agree that Trustee shall pay all distributions in respect of the UDRC II Class B Certificates directly to Lender.

     "UDRC Securitization Documents" shall mean each of (i) the purchase agreements listed on Exhibit B hereto, (ii) the pooling and servicing agreements listed on Exhibit B hereto, (iii) any similar purchase agreements or pooling and servicing agreements entered into or acknowledged by Borrower, UDCC, UDRC or any Affiliate of any of them after the date hereof, and (iv) the other agreements, instruments, certificates and documents entered into or acknowledged by Borrower, UDCC, UDRC or any Affiliate of any of them or by a Securitization Trust.

     "UDRC II Securitization Documents" shall mean each of (i) the purchase agreements listed on Exhibit B hereto, (ii) the pooling and servicing agreements listed on Exhibit B hereto, (iii) any similar purchase agreements or pooling and servicing agreements entered into or acknowledged by Borrower, UDCC, UDRC II or any Affiliate of any of them after the date hereof, and (iv) the other agreements, instruments, certificates and documents entered into or acknowledged by Borrower, UDCC, UDRC II or any Affiliate of any of them or by a Securitization Trust.

     "UDRC Standing Dividend Resolution" shall mean the resolution adopted on January 27, 1998 by the board of directors of UDRC (formerly Champion Receivables Corp.) to the effect that any amounts received as distributions on the UDRC Class B Certificates should be promptly distributed to Lender.

     "UDRC II Standing Dividend Resolution" shall mean the resolution adopted on January 27, 1998 by the board of directors of UDRC II (formerly Champion Receivables Corp. II) to the effect that any amounts received as distributions on the UDRC II Class B Certificates should be promptly distributed to Lender.

     "Ugly Duckling Collateral" shall mean any installment contracts or conditional sales contracts, with any amendments thereto, originated by Borrower or its Subsidiaries pursuant to which a person has: (i) purchased a new or used motor vehicle, (ii) granted a security interest in the motor vehicle, and (iii) agreed to pay the unpaid purchase price and a finance charge in periodic installments.







                                    Page - 9

     "United States" and "U.S." each means the United States of America.

     "Voidable Transfer" has the meaning set forth in Section 9.17.

     I.2 Other Interpretive Provisions.

     (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein, and that are defined in the UCC shall have the meanings therein described.

     (b) The Agreement. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.

     (c) Certain Common Terms.

          (i)......The  term  "documents"  includes  any  and  all  instruments,
     documents,   agreements,   certificates,   indentures,  notices  and  other
     writings, however evidenced.

          (ii).....The  term  "including"  is not limiting and means  "including without limitation".

          (iii)....The  term "or" has,  except where  otherwise  indicated,  the inclusive meaning represented by the phrase "and/or".

     (d) Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including". If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

     (e) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.







                                   Page - 10

                  (f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (g) Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                  (h) Independence of Provisions. The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

                  I.3      Accounting Principles.

                  (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. In the event that GAAP changes during the term of this Agreement such that the covenants contained in Article VI would then be calculated in a different manner or with different components,
(i) Borrower and Lender agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (ii) Borrower shall be deemed to be in compliance with the covenants contained in Article VI following any such change in GAAP if and to the extent that Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change.

                  (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of Borrower.

                  I.4 Times. All times of the day herein are New York City time.

                                   ARTICLE II

                                    THE LOAN

                  II.1 The Loan. Lender, on the terms and conditions hereinafter set forth and the conditions precedent pursuant to Section 4.1 of this Agreement, agrees to make the Loan to Borrower in the Initial Principal Amount.

                  II.2 Payment Upon Collections. Upon Borrower's receipt of any Collections, Borrower shall promptly (and in any event within one (1) Business
Day) pay such Collections to Lender. Lender shall apply such Collections and any








                                   Page - 11

Collections paid directly to Lender by Trustee in accordance with the procedures set forth in Section 2.6; provided, however, Lender shall remit to Borrower any Collections received by Lender on or prior to November 30, 1998, except for the portion of such Collections equal to the amount of accrued interest on the Obligations through the date on which such Collections are received, which retained Collections shall be applied in accordance with the procedures set forth in Section 2.6.

                  II.3 Payment Upon Maturity. On the Maturity Date, Borrower will pay to Lender an amount equal to the Outstanding Principal Amount of the Loan, together with all accrued and unpaid interest on the Loan and any other accrued and unpaid Obligations.

                  II.4     Interest.

                  (a) Interest Rate. Interest shall accrue on the Outstanding Principal Amount of the Loan during each Interest Accrual Period at a rate per annum equal to LIBOR for such Interest Accrual Period plus four hundred basis points (the "Initial Interest Rate"). In addition, after the occurrence of and during the continuance of any Event of Default under Section 8.1 of this Agreement, the Outstanding Principal Amount of the Loan together with all accrued and unpaid interest on the Loan and any other accrued and unpaid Obligations due and payable to Lender under this Agreement shall bear interest at a rate per annum which shall be 500 basis points above the Initial Interest Rate.

                  (b) Limitation on Interest Rate. The obligations of Borrower hereunder shall be subject to the limitation that payments of interest, plus any other amounts paid in connection herewith, shall not be required, to the extent (but only to the extent) that contracting for or receiving such payment by Lender would be contrary to the provisions of any law applicable to Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by Lender, and in such event Borrower shall pay Lender interest and other amounts at the highest rate permitted by applicable law.

                  II.5 Voluntary Prepayments. Borrower shall have the right, at its option, to prepay its obligations under the Loan in whole or in part at any time (in a minimum amount of $100,000 and an integral multiple of $10,000, or such lesser amount as is then outstanding). Borrower shall give Lender at least one Business Day prior notice of its intention to prepay, specifying the date of payment, the total amount and portion of the Loan to be paid on such date and the amount of interest to be paid with such prepayment.

                  II.6 Application of Payments. All payments on the Loan shall be applied, without duplication, in the following order:

                  (a) First, to Lender for application to overdue interest on the Obligations;

                  (b) Second, to Lender for application to accrued interest on the Obligations;

                                   Page - 12

                  (c) Third, to Lender for application to the Outstanding Principal Amount;

                  (d) Fourth, to Lender for any and all sums advanced by Lender as are reasonably necessary in order to preserve the Collateral or its security interest in the Collateral and all reasonable expenses of taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral or of any exercise by Lender of its rights under this Agreement, together with reasonable Attorney Costs; and

                  (e) Fifth, to all other accrued and unpaid Obligations.

                  II.7 Prepayment. Upon any prepayment of the Loan, Borrower shall pay to Lender the principal amount to be prepaid, together with all accrued and unpaid interest on the Loan through the date of prepayment. Notice of prepayment having been given in accordance with Section 2.5, the amount specified to be prepaid shall become due and payable on the date specified for prepayment.

                  II.8     Fees.

                  (a) Commitment Fee. Borrower shall pay to Lender a commitment fee equal to one percent (1.00%) of the Initial Principal Amount on the Closing Date, which fee shall be subtracted on the Closing Date from the proceeds of the Loan.

                  (b) Late Payment Fee. In the event the Outstanding Principal Amount of the Loan, together with all accrued and unpaid interest on the Loan and any other accrued and unpaid Obligations are not paid in full on or prior to the Maturity Date, Borrower shall pay Lender a late payment fee equal to one percent (1.00%) of the Initial Principal Amount.

                  II.9 Fees and Interest. All computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each Interest Accrual Period during which interest or such fees are computed from the first day thereof to the last day thereof. Borrower shall pay to Lender all accrued and unpaid interest on each Payment Date.

                  II.10    Payments by Borrower.


                                   Page - 13

                  (a) All payments (including prepayments) to be made by Borrower on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, deduction, recoupment or counterclaim and shall, except as otherwise expressly provided herein, be made to Lender at Lender's office as set forth in the preamble hereto, in dollars and in immediately available funds, no later than 3:00 p.m. on the date specified herein. Any payment which is received by Lender later than 3:00 p.m. shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Whenever any payment hereunder shall be stated to be due on a day, other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) If any payment of interest or Lender Expenses is not received by Lender, within ten (10) days of the date when the same is due, Borrower shall pay to Lender a late charge in an amount equal to five percent (5%) of the amount not so paid.


                                   ARTICLE III

                        SECURITY AGREEMENT AND COLLATERAL

                  III.1 Security for Obligations. As security for the payment and performance of the Obligations under this Agreement and all other present and future debts, obligations and liabilities of any nature whatsoever of Borrower to Lender, and all modifications, renewals, replacements and extensions thereof, UDCS shall grant Lender a security interest in the Collateral pursuant to the Stock Pledge Agreement. Borrower shall cause UDCS to execute and deliver the Stock Pledge Agreement and to perform its obligations thereunder. Borrower will execute, and shall cause UDCS to execute, any security agreements, collateral assignments, financing statements for filing and/or recording and any other Lien writings reasonably required by Lender to evidence and perfect the Liens and security interests of Lender. A carbon, photographic or other reproduced copy of this Agreement and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement.

                  III.2 Security Documents. Borrower shall promptly execute or cause to be executed the Financing Statements and such other financing statements and notices as are necessary to properly perfect Lender's security interest in the Collateral.

                  III.3 Lender's Duty Regarding Collateral. Lender shall have no duty or obligation to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. Borrower releases Lender from, and shall indemnify Lender against, any liability for any act or omission relating to the Collateral, except for any liability directly resulting from Lender's gross negligence or willful misconduct.

                  III.4 Borrower's Duties Regarding Collateral. Borrower agrees as follows:


                                   Page - 14

                  (a) General Maintenance of Collateral. Borrower: (i) shall keep the Collateral free from all Liens (other than the Liens of ad valorem property taxes which are not delinquent, any statutory landlords' liens which are covered by lien waivers satisfactory to Lender, mechanic's liens, Permitted Liens, and any Liens in favor of Lender); (ii) shall defend the Collateral against all claims and legal proceedings by persons other than Lender; (iii) shall pay and discharge when due all taxes, levies and other charges upon the Collateral; (iv) shall cause UDCS not to sell, lease or otherwise dispose of the Collateral; and (v) shall not permit the Collateral to be used in violation of any Requirement of Law or any policy of insurance.

                  (b) Perfection and Priority. Borrower shall pay all Lender's Expenses and, upon Lender's request, execute all writings and take all other actions reasonably deemed advisable by Lender to preserve the Collateral or to establish, and determine priority of, perfection, continued perfection or enforce Lender's interest in the Collateral.

                  (c) Records and Inspections. Upon reasonable notice to Borrower, Lender may examine and conduct audits of the Collateral, and Borrower's and UDCS's records concerning it, wherever located, and make copies of such records, at any time during normal business hours, and Borrower shall assist Lender in so doing. Borrower shall keep accurate, complete and current records respecting the Collateral. In addition to the specific requirements of
Section 6.1, Borrower shall, within ten (10) Business Days of any request by Lender, furnish to Lender a detailed statement, certified as being substantially accurate by a Responsible Officer, setting forth the current status, value and location of all or any portion of the Collateral.

                  III.5 Power of Attorney. Borrower hereby makes, constitutes and appoints Lender the true and lawful attorney-in-fact of Borrower, in the name, place and stead of Borrower, or otherwise, upon the occurrence of any Event of Default which remains uncured following the receipt of a notice pursuant to Section 9.2:

                  (a) To take all actions and to execute, acknowledge, obtain and deliver any and all writings necessary or deemed advisable by Lender in order to exercise any rights of Borrower with respect to the Collateral or to receive and enforce any payment or performance due to Borrower with respect to the Collateral;

                  (b) To give any notices, instructions or other communications to any person or entity in connection with the Collateral;

                  (c) To demand and receive all performances due under or with respect to the Collateral and to take all lawful steps to enforce such performances and to compromise and settle any claim or cause of action of Borrower arising from or related to the Collateral and give acquittances and other discharges relating thereto; and


                                   Page - 15

                  (d) To file any claim or proceeding or to take any other action, in the name of Lender, Borrower or otherwise, to enforce performances due under or related to the Collateral or to protect and preserve the right, title and interest of Lender thereunder.

The foregoing power of attorney is a power coupled with an interest and shall be irrevocable and unaffected by the disability of the principal so long as any portion of the Obligations remains contingent, unmatured, unliquidated, unpaid or unperformed. Lender shall have no obligation to exercise any of the foregoing rights and powers in any event.

                  III.6 Collateral Inspections. Lender shall have the right (but not the obligation) to do a physical on-site examination of the Collateral. All costs and expenses associated therewith shall be included in Lender Expenses.


                                   ARTICLE IV

                     CONDITIONS PRECEDENT; TERM OF AGREEMENT

                  IV.1 Conditions Precedent. Lender shall not make the Loan hereunder if Borrower has not fulfilled to the satisfaction of Lender and its counsel, each of the following conditions on or before the Closing Date; provided, however, that Lender, in its sole and absolute discretion, may waive any of the following conditions.

                  IV.2 Receipt of Documents. Lender shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                  (a)      This Agreement executed by Borrower and Lender;

                  (b)      The Stock Pledge Agreement;

                  (c) The certificate or certificates representing the Collateral, together with stock powers executed in blank (the "Stock Powers");

                  (d)      The Financing Statements executed by Borrower and
                           Lender;

                  (e)      The UDRC Dividend Direction Letter;

                  (f)      The UDRC II Dividend Direction Letter;

                  (g) The UDRC Standing Dividend Resolution certified by UDRC's Secretary;

                  (h) The UDRC II Standing Dividend Resolution certified by UDRCII's Secretary;

                                   Page -16

                  (i) A consent and subordination from GECC consenting to the execution, delivery and performance by Borrower and UDCS of the Loan Documents and subordinating to Lender GECC's Lien on any assets constituting Collateral;

                  (j) Certified copies of the resolutions of the board of directors of Borrower approving and authorizing the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to be delivered hereunder, and authorizing the Loan, certified as of the Closing Date by the Secretary or an Assistant Secretary of Borrower;

                  (k) A certificate of the Secretary or Assistant Secretary of Borrower certifying the names and true signatures of the officers of Borrower authorized to execute, deliver and perform, as applicable, this Agreement, the Stock Pledge Agreement and all other Loan Documents to be delivered hereunder;

                  (l) Certified copies of the resolutions of the board of directors of UDCS approving and authorizing the execution, delivery and performance by UDCS of the applicable Loan Documents to be delivered hereunder, certified as of the Closing Date by the Secretary or an Assistant Secretary of UDCS;

                  (m) A certificate of the Secretary or Assistant Secretary of UDCS certifying the names and true signatures of the officers of UDCS authorized to execute, deliver and perform the Stock Pledge Agreement and all other applicable Loan Documents to be delivered hereunder;

                  (n) Copies of each of Borrower's, UDCS's, UDRC's and UDRC II's certificate of incorporation certified by the Secretary of the State of their respective jurisdictions of incorporation and bylaws certified by their respective Secretaries or Assistant Secretaries;

                  (o)  Good  standing   certificates  for  the  jurisdiction  of
         incorporation and the jurisdiction in which the chief executive office is located for each of Borrower, UDCS, UDRC and UDRC II;

                  (p) A copy of lien  searches,  completed  as of a recent date,
         against   Borrower  and  UDCS,  in  such   jurisdictions  as  shall  be
         satisfactory to Lender and its counsel;

                  (q) Legal opinions from counsel for Borrower with respect to the transactions contemplated by the Loan Documents, which opinions shall be in form and substance satisfactory to Lender and from counsel satisfactory to Lender.


                                   Page - 17

                  IV.3 Term. This Agreement shall become effective upon the execution and delivery hereby by Borrower and Lender and shall continue in full force and effect for a term ending on the earliest of (a) the Repayment Date, or
(b) the date of termination of this Agreement in accordance with its terms after the occurrence and during the continuation of an Event of Default.
                  IV.4 Effect of Termination. Upon termination of this Agreement, all Obligations shall become due and payable immediately without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Lender's continuing security interest in the Collateral shall remain in effect until all Obligations have been fully and finally discharged.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  In order to induce Lender to enter into this Agreement and make the Loan, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

                  V.1 No Encumbrances. UDCS has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

                  V.2 Location of Chief Executive Office; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 86-0721358.

                  V.3      Due Organization and Qualification; Subsidiaries.

                  (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Effect.

                  (b) Set forth on Schedule A is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of Equity Interests authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding Equity Interests of each such Subsidiary have been validly issued and are fully paid and non-assessable.


                                   Page - 18

                  (c) Except as set forth on Schedule B, no Equity Interests (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Equity Interests) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

                  V.4      Due Authorization: No Conflict.

                  (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                  (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not
(i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

                  (c) Other than the taking of any other action expressly required under this Agreement and the Loan Documents, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                  (d) This Agreement, the Loan Documents and all other documents contemplated hereby and thereby, when executed and delivered by Borrower, will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e) The Pledge Agreement and the Stock Powers, when executed and delivered by UDCS, will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (f) The Lien granted by UDCS on the Collateral is a validly created and perfected Lien, subject to no other Liens.

                                   Page - 19

                  V.5 Litigation. Except as set forth in Schedule C, there are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, except for: (a) ongoing collection matters in which Borrower is the plaintiff and (b) matters that, if decided adversely to Borrower, would not have a Material Adverse Effect.

                  V.6 Financial Statements; No Material Adverse Change. All financial statements relating to Borrower, UDRC and UDRC II that have been delivered by Borrower to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition as of the date thereof and the results of operations for the period then ended for Borrower and its consolidated Subsidiaries, except as disclosed on Schedule D. There has not been a Material Adverse Change with respect to Borrower since the date of the latest financial statements submitted to Lender on or before the Closing Date.

                  V.7 Securitization  Documents.  Borrower, UDRC and UDRC II and
each of their Affiliates are in full compliance with their respective obligations under the UDRC Securitization Documents and the UDRC II Securitization Documents, and no Securitization Default exists.

                  V.8 ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any plan (other than a multiemployer plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrower to be incurred with respect to any plan (other than a multiemployer plan) by Borrower which is or would have a Material Adverse Effect. Borrower has not incurred or does not presently expect to incur any withdrawal liability under Title IV of ERISA with respect to any multiemployer plan which is or would be materially adverse to Borrower. The execution and delivery of this Agreement and the other Loan Documents will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. For the purpose of this Section 5.8, the term "plan" shall mean an "employee pension benefit plan" (as defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Borrower or by any trade or business, whether or not incorporated, which, together with Borrower, is under common control, as described in Section 414(b) or (c) of the Code; and the term "multiemployer plan" shall mean any plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA). No plan providing welfare benefits to retired former employees of Borrower has been established or is maintained for which the present value of future benefits payable, in excess of irrevocably designated funds for such purpose, is or would have a Material Adverse Effect.


                                   Page - 20

                  V.9 Environmental and Safety Matters. Borrower (a) has complied in all material respects with all applicable material Environmental and Safety Laws, and Borrower has not received (i) notice of any material failure so to comply, (ii) any letter or request for information under Section 104 of CERCLA or comparable state laws or (iii) any information that would lead it to believe that it is the subject of any Federal or state investigation concerning Environmental and Safety Laws; (b) does not manage, generate, discharge or store any Hazardous Materials in material violation of any material Environmental and Safety Laws; (c) does not own, operate or maintain any underground storage tanks or surface impoundments; and (d) except as disclosed to Lender in writing, is not aware of any conditions or circumstances associated with its currently or previously owned or leased properties or operations (or those of its tenants) which may give rise to any Environmental Liabilities and Costs which could have a Material Adverse Effect.

                 V.10 Tax Matters. Each of Borrower and its Subsidiaries has filed all tax returns that it was required to file. All such tax returns were correct and complete in all material respects. All Taxes owed by any of Borrower and its Subsidiaries have been paid.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

                  Borrower  covenants  and  agrees  that,  so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Lender shall otherwise consent in writing, Borrower shall do all of the following:

     VI.1 Financial Statements and Other Documents. Borrower shall deliver to Lender in form and detail satisfactory to Lender:

     (a) Within 45 days of the end of each fiscal quarter, Borrower's unaudited financial statements for such quarter, and, within 90 days of the end of Borrower's fiscal year, Borrower's audited financial statements for such period, certified by Borrower's Chief Financial Officer or Treasurer as fairly presenting in all material respects, in accordance with GAAP (subject, in the case of unaudited financial statements, to ordinary, good faith year-end adjustments and to the absence of footnote disclosure), the financial position and results of operations of Borrower;

     (b) Promptly upon receipt thereof, any financial statements of Borrower distributed to other lenders or financing parties;

     (c) Promptly upon preparation thereof, a copy of each other report, if any, submitted to Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower;

     (d) Promptly after its submission, copies of any other information or documents regularly provided by Borrower to any of its other lenders or holders of Borrower's Debt;


                                   Page - 21

     (e) Promptly upon receipt thereof, copies of any other information or documents received by borrower pursuant to the UDRC Securitization Documents and the UDRC II Securitization Documents;

     (f) With reasonable promptness, such other financial data as Lender may reasonably request; and

     (g) Promptly upon receipt thereof, (i) copies of any federal revenue agent's reports (so called "thirty-day letter") issued by the IRS, and copies of any equivalent documents from state or local tax authorities; (ii) copies of any federal notice of deficiency (so-called "ninety-day letters") issued by the IRS, and copies of any equivalent documents from state or local tax authorities; and
(iii) copies of any information requests or document requests received from federal, state or local tax authorities that are not in the ordinary course of business.

     VI.2 Inspection of Property. Borrower shall permit any Person designated by Lender in writing, to visit and inspect any of the properties of Borrower, to examine the corporate books and financial records of Borrower and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of Borrower and its independent public accountants, all at such reasonable times and as often as Lender may reasonably request.

     VI.3 Default Disclosure.

     (a) Borrower shall forthwith, upon a Responsible Officer of Borrower obtaining knowledge of an Event of Default or Default, promptly deliver to Lender a certificate of a Responsible Officer specifying the nature and period of existence thereof and what action Borrower proposes to take with respect thereto.

     (b) Borrower shall forthwith, upon a Responsible Officer of Borrower obtaining knowledge of a Securitization Default, promptly deliver to Lender a certificate of a Responsible Officer specifying the nature and period of existence thereof, what action the defaulting party proposes to take with respect thereto, and what action Borrower proposes to take with respect thereto.

     VI.4 Notices to Lender. Borrower shall promptly notify Lender in writing of:

     (a) Any lawsuit over One Hundred Thousand Dollars ($100,000) against Borrower;

     (b)  Any  substantial   dispute  between   Borrower  and  any  Governmental
Authority; or

     (c) Any change in Borrower's name, address, or legal structure.
                                   Page - 22

                  VI.5 Books and Records. Borrower shall maintain adequate books and records.

                  VI.6     Compliance and Preservation.  Borrower shall:

                  (a) Comply with the laws (including any fictitious name statute), regulations and orders of any government body with authority over Borrower's business;

                  (b) Maintain and preserve all privileges and franchises Borrower now has; and

                  (c) Make any repairs, renewals, or replacements reasonably necessary to keep Borrower's properties in good working condition.

                  VI.7 Perfection of Liens. Borrower shall help Lender perfect and protect its security interests and liens.

                  VI.8 Cooperation. Borrower shall take any reasonable action requested by Lender to carry out the intent of this Agreement.

                  VI.9 Use of Proceeds. Borrower shall use the proceeds of the Loan for general working capital to facilitate ongoing growth in Borrower's core operations.

                  VI.10 Securitizations. Any securitizations of the Ugly Duckling Collateral executed during the term of this Agreement shall be done through UDRC II. Borrower shall continue to execute quarterly securitizations of the Ugly Duckling Collateral during the term of this Agreement.

                  VI.11 Compliance with Covenants. Borrower shall perform, keep or observe any term, provision, condition or covenant or agreement contained in each Bond Insurance Policy, the GECC Agreement and any other agreement evidencing Indebtedness.

                  VI.12 Payment of Indebtedness. Borrower shall timely pay and shall cause its Subsidiaries to timely pay all Indebtedness which, if not paid, could result in the imposition of a Lien on any of the assets of UDRC or UDRC II.

                  VI.13 Tangible Net Worth. Borrower shall maintain a consolidated Tangible Net Worth of net less than $100,000,000.

                  VI.14 Debt to Tangible Net Worth. Borrower shall maintain a ratio of (i) the principal amount of Debt of Borrower and its consolidated Subsidiaries to (ii) Tangible Net Worth of no greater than 2.1 to 1.


                                   Page - 23

                                   ARTICLE VII

                               NEGATIVE COVENANTS

                  Borrower  covenants  and  agrees  that,  so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following without Lender's prior written consent:

                  VII.1 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of the assets of UDRC and UDRC II, including the UDRC Class B Certificates, the UDRC II Class B Certificates, or any income or profits from any of the foregoing, except for Permitted Liens listed on Schedule E or liens of Lender.

                  VII.2 Indebtedness. Permit UDRC or UDRC II to incur, assume, or permit to exist, directly or indirectly any Indebtedness.

                  VII.3 Restrictions on Fundamental Changes. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

                  VII.4 Disposal of Collateral. Except as expressly consented to by Lender in writing, sell, lease, assign, transfer, or otherwise dispose of any of the Collateral.

                  VII.5 Change Name. Without giving thirty (30) days prior written notification to Lender, change Borrower's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name.

                  VII.6 Amendments. Except as expressly consented to by Lender in writing, directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of the UDRC Securitization Documents or the UDRC II Securitization Documents.

                  VII.7 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

                  VII.8 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding, for cash, other than the buyback of 1,000,000 shares of Borrower's common stock previously approved by Borrower's Board of Directors.


                                   Page - 24

                  VII.9 Standing Dividend Resolutions. Permit UDRC to rescind, amend, modify, revoke or alter the UDRC Standing Dividend Resolution or permit UDRC II to rescind, amend, modify, revoke or alter the UDRC II Standing Dividend Resolution.

                  VII.10 Change in Location of Chief Executive Office. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Lender and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Lender's security interests and also provides to Lender a Collateral access agreement with respect to such new location.

                  VII.11 No Prohibited Transactions Under ERISA. Directly or indirectly:

                  (a) Engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                  (b) Permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), whether or not waived;

                  (c) Fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (d) Terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower or any of its Subsidiaries under Title IV of ERISA;

                  (e) Fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

                  (f) Fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment;

                  (g) Amend, or permit any Subsidiary of Borrower to amend, a retirement plan resulting in an increase in current liability for the plan year such that either of Borrower or any Subsidiary of Borrower is required to provide security to such retirement plan under Section 401 (a)(29) of the Code; or


                                   Page - 25

                  (h)  Withdraw,   or  permit  any  Subsidiary  of  Borrower  to
withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA.

                  VII.12 Stock Buyback Program. Use the proceeds of the Loan to facilitate a stock buyback program.

                  VII.13 Verde Subordinated Debt. Repay any portion of the $10 million loan from Verde Investments without Lender's prior written consent.



                                  ARTICLE VIII

                           EVENTS OF DEFAULT/REMEDIES

                  VIII.1 Event of Default. Any of the following shall constitute an "Event of Default":

                  (a) If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest, fees and charges due Lender, reimbursement of Lender Costs, or other amounts constituting Obligations);

                  (b) If Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other future agreement between Borrower and Lender;

                  (c) If there is a Material Adverse Change with respect to Borrower, UDRC or UDRC II (the occurrence or non-occurrence of which shall be determined by Lender in the exercise of its reasonable discretion);

                  (d) If Borrower is enjoined or restrained, by court order from continuing to conduct all or any material part of its business affairs, unless such order is stayed;

                  (e) If notices of any Lien, levy, or assessment in excess of $250,000 other than of Permitted Liens are filed of record with respect to any of Borrower's properties or assets which have not been cured within ten (10) days after the Lien has been filed;

                  (f) If a judgment or other claim in excess of $250,000 becomes a Lien or encumbrance upon any material portion of Borrower's properties or assets and such judgment is not removed or released within 15 days of the entry of such judgment;


                                   Page - 26

                  (g) If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

                  (h) If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Lender by Borrower or any officer, employee, agent, or director of Borrower which has not been corrected to date, or if any such warranty or representation is withdrawn;

                  (i) If Borrower rescinds, amends, alters, revokes or modifies (or permits UDRC or UDRC II to rescind, amend, alter, revoke or modify) the UDRC Standing Dividend Resolution or the UDRC II Standing Dividend Resolution in any respect;

                  (j) If a default or event of default occurs under the GECC Agreement or under the terms of any other Indebtedness in excess of $1,000,000 or there is a termination event under the terms of any Bond Insurance Policy (or the policy of another bond insurer), regardless of whether such default or termination event is waived or amended; or

                  (k) If Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors, or an order, judgment or decree is entered adjudicating the Company or any of its Subsidiaries bankrupt or insolvent, or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code, or Borrower or any of its Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Borrower or any of its Subsidiaries or of any substantial part of the assets of the Company or any of its Subsidiaries, or commences any proceeding relating to the Company or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or any such petition or application is filed, or any such proceeding is commenced against the Company or any of its Subsidiaries.

                  VIII.2 Lender's Rights and Remedies. Subject to the occurrence, and during the continuation, of an Event of Default, Lender shall provide Borrower with written notice thereof and the option to cure. If Borrower fails to cure such Event of Default within ten (10) days after delivery of such written notice, Lender may, at its sole and absolute discretion, without further notice, do any one or more of the following, all of which are authorized by
Borrower:

                  (a)      Declare all  Obligations,  whether  evidenced by this
Agreement,   by any of the other Loan  Documents, or otherwise,  immediately due and payable;

                  (b) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting Lender's rights and security interests in the Collateral and without affecting the Obligations;

                                   Page - 27

                  (c) Without notice to or demand upon Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral;

                  (d) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the UCC), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Lender; or

                  (e) Collect, receive, appropriate and realize upon the Collateral, on such terms as Lender, in its sole and absolute discretion, deems appropriate without any liability for any loss due a decrease in the market value of the Collateral during the period held, without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon Borrower or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law). If any notification to Borrower of intended disposition of the Collateral is required by law, such notification shall be deemed reasonable and properly given if mailed to Borrower, postage prepaid, at least ten (10) days before any such disposition at the address indicated by Borrower's signature. Any disposition of the Collateral or any part thereof shall be free of any equity or right of redemption in Borrower, which right of equity is, to the extent permitted by applicable law, hereby expressly waived or released by Borrower. Borrower further agrees that such sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. Lender shall not be obligated to make any sale or other disposition of the Collateral permitted under this Loan Agreement, unless the terms thereof shall be satisfactory to Lender.

Lender's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  IX.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.


                                   Page - 28

                  IX.2     Notices.

                  (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided, that, any matter transmitted by facsimile (i) shall be immediately confirmed by a telephone call to the recipient, and (ii) shall be followed promptly by a hard copy original thereof by over-night courier to the address set forth below; or to such other address as shall be designated by such party in a written notice to the other party, and as directed to each other party, at such other address as shall be designated by Lender or Borrower in a written notice to Borrower and Lender.

                  If to Borrower:...Ugly Duckling Corporation
                                    2525 East Camelback Road
                                    Suite 500
                                    Phoenix, Arizona  85016
                                    Attn: Steven P. Johnson
                                    Facsimile: (602) 552-3139

                  With a copy to:...Snell & Wilmer L.L.P.
                                    One Arizona Center
                                    Phoenix, Arizona 85004-0001
                                    Attn: Timothy W. Moser
                                    Facsimile: (602) 382-6070

                  If to Lender:.....Greenwich Capital Financial Products, Inc.
                                    600 Steamboat Road
                                    Greenwich, Connecticut 06830
                                    Attn:  Ira J. Platt
                                    Facsimile: (203) 622-2090

                  With a copy to:...Kirkland & Ellis
                                    200 East Randolph
                                    Chicago, Illinois 60601
                                    Attn: Kenneth P. Morrison
                                    Facsimile: (312) 861-2200

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery or faxed, be effective when delivered for overnight (next day) delivery, transmitted by facsimile machine, respectively, or if delivered, upon delivery, except that notices pursuant to Article II shall not be effective until actually received by Lender.


                                   Page - 29

                  (c) Borrower acknowledges and agrees that any agreement of Lender to receive certain notices by telephone and facsimile is solely for the convenience and at the request of Borrower. Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrower to give such notice and Lender shall not have any liability to Borrower or to other Person on account of any action taken or not taken by Lender in reliance upon such telephonic or facsimile notice. The obligations of Borrower hereunder shall not be affected in any way or to any extent by any failure by Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by Lender of a confirmation which is at variance with the terms understood by Lender to be contained in the telephonic or facsimile notice.

                  IX.3 No Waiver: Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

                  IX.4 Costs and Expenses. Borrower shall, whether or not the transactions contemplated hereby shall be consummated:

                  (a) pay or reimburse Lender within ten (10) Business Days after demand for all Lender Costs incurred by Lender in connection with the development, preparation, delivery, administration and execution of (and any amendment, supplement, waiver or modification to in each case whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith, or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by Lender with respect thereto;

                  (b) pay or reimburse Lender within ten (10) Business Days after demand for all Lender Costs incurred by Lender in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement, any other Loan Document, and any such other documents, including reasonable Attorney Costs incurred by Lender; and

                  (c) pay or reimburse Lender within ten (10) Business Days after demand for all reasonable appraisal (including the allocated cost of internal appraisal services), audit, due diligence, monitoring review, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by Lender in connection with the Loan, the Loan Documents, any of the Obligations and the matters referred to under (a) and (b) of this Section 9.4.


                                   Page - 30

                  IX.5  Indemnity.  Borrower  shall  pay,  indemnify,  and  hold
Lender, its Affiliates and Subsidiaries, and their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding related to this Agreement or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence, bad faith or willful misconduct of such Indemnified Person or the breach by Lender of its obligations hereunder. The agreements in this Section 9.5 shall survive payment of all other Obligations and the termination of this Agreement.

                  IX.6 Marshaling: Payments Set Aside. Lender shall not be under any obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Lender, or to the extent Lender enforces its Liens or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any bankruptcy, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

                  IX.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or delegate obligations under this Agreement or any of the Loan Documents without the prior written consent of Lender.

                  IX.8 Set-off. In addition to any rights and remedies of Lender provided by law, if an Event of Default exists, and Borrower fails to cure such Event of Default within five (5) days after delivery of written notice thereof, Lender is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all monies or deposits at any time held by, and other indebtedness at any time owing by, Lender to or for the credit or the account of Borrower against any and all Obligations owing to Lender, now or hereafter existing, irrespective of whether or not Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Lender agrees promptly to notify
Borrower after any such set-off and application made by Lender; provided, however, that, the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 9.8 are in addition to the other rights and remedies (including other rights of set-off) which Lender may have.


                                   Page - 31

                  IX.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by both parties shall be lodged with Borrower and Lender.

                  IX.10 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

                  IX.11 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of Borrower and Lender, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Lender shall have no obligation to any Person not a party to this Agreement or other Loan Documents.

                  IX.12 Time. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

                  IX.13    Governing Law and Jurisdiction.

                  THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, IT BEING THE INTENT OF THE PARTIES THAT THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO WITHOUT REGARD TO CHOICE OR CONFLICTS OF LAW PRINCIPLES; EXCEPT THAT THE PROVISIONS HEREIN THAT PERTAIN TO THE PERFECTION OR THE EFFECT OF PERFECTION OF SECURITY INTERESTS IN COLLATERAL SHALL BE GOVERNED BY THE LAWS OF SUCH STATE AS ARE SPECIFIED IN SECTION 9103 OF THE UCC.


                                   Page - 32

                  BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  IX.14 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire Agreement and understanding among Borrower and Lender and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by Borrower (or any indemnification for) any Lender Costs incurred (or to be incurred) by or on behalf of Lender.

                  IX.15 Interpretation. This Agreement is the result of negotiations between and has been reviewed by counsel to Lender, Borrower and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against Lender merely because of Lender's involvement in the preparation of such documents and agreements.

                  IX.16 Assignment. Lender may assign its rights hereunder and under the Loan Documents without the consent of Borrower. Borrower may not assign or delegate any of its rights, interest or obligations hereunder or under any of the Loan Documents.

                  IX.17 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or the transfer by Borrower to Lender of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property
(collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and Attorney Costs of Lender related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                                    * * * * *

                                   Page - 33

                       [Signature Page to Loan Agreement]

                  IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed as of the date first written above.


                                    UGLY DUCKLING CORPORATION,
                                    a Delaware corporation


                                    By:      /s/ STEVEN P. JOHNSON
                                    ------------------------------
                                    Name:        Steven P. Johnson
                                    Title:   Senior Vice President



                                    GREENWICH CAPITAL FINANCIAL PRODUCTS,
                                    INC., a Delaware corporation


                                    By:      /s/ IRA PLATT
                                             -------------
                                    Name:        Ira Platt
                                    Title:   Vice President